                                CONTRACT
                                --------

     Contract among Morbark Northwest, Inc., 954 Jackson Highway S., Toledo, WA 98591, USA (the "Seller"), Joint-Stock Company "Forest-Starma", 4 Koprovaya Street, Komsomolsk-On-Amur, 681006, Russian Federation (the "Buyer"), and The Pioneer Group Inc., 60 State Street, Boston, Massachusetts 02109-1820, USA (the "Payor").

                                ARTICLE I

                   Subject of the Contract and Prices
                   ----------------------------------

     1. Seller agrees to sell, Buyer agrees to buy, and Payor agrees to make payment on behalf of Buyer for machines and parts
(the "Products"), as specified in Annex B, being an integral part of this Contract.

     2. The total contract price for the Products, as specified in Annex A hereto (Price Summary), excluding the price of the additional cold weather package described in Article I(3) below and the cost of commissioning an operator training, as described in
Article VIII below, which shall be invoiced separately, amounts to $629,810, FOB Tacoma, Washington, Dockside (Incoterms 1990).

     3. Products consisting of an additional cold weather package, as agreed on by Kjell Carlsson, on behalf of the Buyer, and Jim Carter, on behalf of the Seller, shall be delivered according to Article II below and shall be invoiced separately according to Article V below.

                                ARTICLE II

                                 Delivery
                                 --------

     1. Seller shall deliver the Products FOB Tacoma, Washington, dockside (Incoterms 1990), as specified in Annex D hereto, not later than the date specified in Annex D (herein called "Delivery Date") . Shipment of Products from Tacoma, Washington to the port of Vanino, Russian Federation or any other destination shall be arranged by Payor at the Buyer's sole risk and expense.

     2.   Immediately upon delivery of the Products FOB Tacoma,
Washington, Dockside, Seller shall transfer the Products to the Caterpillar storage yard at the Port of Tacoma or other storage area designated by Payor in writing.

                                 ARTICLE III

                  Packing, Marking, Notification, Insurance

     1. The Products shall be packed for export in packing appropriate for machines and parts and suitable for craneage, lift-truck handling and manual handling. Products consisting of electrical equipment shall be protected against salt damage by spraying electrical connections with MPS 3 lubricant.

     2. The Products, including all parts, shall be accompanied by an invoice or invoices containing price, Product description and itemized part numbers. A copy of such invoice or invoices shall be provided to and approved by Kjell Carlsson or another authorized representative of Buyer or Payor prior to shipment of the Products under this Agreement.

     3. Seller or its forwarder shall inform Payor by fax, immediately upon shipment of the Products from supplier's factory or warehouse, of the date of such shipment, expected delivery date of the Products FOB Tacoma, Washington, Dockside, inland transport document date and number, Product description, number of cases and the gross and net weight of the shipment.

     4. Seller or its forwarder will inform Payor by fax immediately upon delivery of the Products FOB Tacoma, Washington, Dockside, of the date of such delivery.

     5. Seller shall arrange for transportation insurance of the Products against risk of damage from external causes or physical loss from supplier's factory or warehouse to the Caterpillar storage yard at the Port of Tacoma, Washington, or other storage area designated by Payor in writing.

                             ARTICLE IV

                        Title Risk of Loss
                        ------------------

     Legal title to, ownership of, right to possession of and control over, and risk of loss and damage to the Products shall remain with the Seller until delivery of the Products to the Caterpillar storage yard at the Port of Tacoma, Washington, or other storage area designated by Payor in writing and until payment in full for the Products by Buyer according to Article V below.

                              ARTICLE V

                          Terms of Payment
                          ----------------

     Payment for the Products shall be made by Payor as provided in Annex F, which forms an integral part of this Contract.

                              ARTICLE VI

                       Duties, Taxes and Charges
                       -------------------------

     Buyer agrees to pay all duties, tariffs, taxes, financial levies and other charges payable in Russia relating to or arising from this transaction or from the sale, purchase, import, possession or use of the Products.

                              ARTICLE VII

                        Technical Documentation
                        -----------------------

     Seller shall provide Buyer with technical literature for the Products as set forth in Annex C hereto.

                             ARTICLE VIII

                   Commissioning and Operator Training
                   -----------------------------------

     Seller shall provide an English speaking technician/ demonstrator (herein referred to as "Technician") for up to ten
(10) days at Buyer's job site, according to the payment terms set forth in Annex E hereto. The Technician shall guide Buyer's personnel in the assembly of the Products and make all functional checks. The Technician shall instruct Buyer's operators regarding operation of the Products, proper machine maintenance procedures, basic trouble shooting, usage of parts, books or parts manuals.

     Airfare from the U.S. to the designated local commercial airport and the return shall be reimbursed by Payor within 30 days after receipt of Seller's invoice for such expenses.

     Transportation between the nearest commercial airport and Buyer's job site, local transportation, local accommodations (food and lodging) shall be provided free of charge by the Buyer. Necessary tools for assembly of the Products shall be provided by the Buyer. An English-Russian translator shall be provided by the Buyer at no cost to the Seller.

                             ARTICLE IX

                             Warranties
                             ----------

     Seller makes no warranties, express or implied, with respect to the Products.

                              ARTICLE X

                             Termination
                             -----------

     This Agreement may be terminated at any time by sending written notification of termination:

     (a) By Seller if Buyer or Payor has breached any material provision contained in this Agreement and has not cured the breach within thirty (30) days after receipt of written notice thereof; or

     (b) By Buyer or Payor if Seller has breached any material provisions contained in this Agreement and has not cured the breach within thirty (30) days of receipt of written notice thereof.

     Termination of this Agreement by a party shall be without prejudice to any other remedies such party may have with respect to any other party.

                              ARTICLE XI

                      Governing Law; Arbitration
                      --------------------------

     This Agreement shall be governed and construed in accordance with the substantive laws of the State of Washington, without giving effect to the conflicts of law provisions thereof and without giving effect to the United Nations Convention on Contracts for the International Sale of Goods. If any dispute, difference or question shall arise at any time after the date of Agreement between the parties in respect of or in connection with this Agreement, then, if so elected by either party, the dispute, difference or question shall be finally settled by arbitration, pursuant to the procedural rules of the American Arbitration Association. Arbitration shall take place in Seattle, Washington, USA, and shall be conducted in the English language. Judgment upon the award rendered may be entered in any court having jurisdiction or application may be made to such court for a judicial acceptance of the award and an order of enforcement, as the case may be.

                              ARTICLE XII

                    Representations and Warranties
                    ------------------------------

     Each party hereby represents and warrants to the other party as follows:

     (a) It is, as of the date of this Contract, an enterprise duly organized and validly existing under the laws of (i) for Seller, Oregon, U.S.A., (ii) for Buyer, the Russian Federation, and (iii) for Payor, Delaware, U.S.A., with full power and authority to own its properties and conduct its business.

     (b) It, acting on its own behalf, has the full power and authority to execute and deliver this Contract and to perform and comply with the provisions contained herein and the persons signing this Contract on its behalf have been duly authorized and empowered to enter into this Contract.

     (c) This Contract is a duly authorized, legal, valid and binding obligation of it enforceable against it according to its terms.

                          ARTICLE XIII

                           Amendments
                           ----------

     This Contract shall not be altered or amended except by agreement in writing signed by duly authorized representatives of the parties hereto.

                           ARTICLE XIV

                             Notices
                             -------

     All notices hereunder shall be in writing in the English language and shall be delivered in person by courier or by telex or telefax to the respective parties at the addresses set forth below. Notice shall be deemed given respectively on the date of delivery in person, with receipt acknowledged on the date indicated on the courier delivery acknowledgment, and on the date of receipt of a correct electronic acknowledgment in case of notice by telex or telefax. Any party may change its address for notice by a notice duly given as aforesaid.

     If to Payor:       The Pioneer Group, Inc.
                        60 State Street
                        Boston, Massachusetts 02109-1820
                        U.S.A.
                        Telephone:  (617) 742-7825
                        Telefax:    (617) 422-4288

     If to Buyer:       Joint-Stock Company "Forest-Starma"
                        4 Koprovaya Street
                        Komsomolsk-On-Amur
                        681006 Russian Federation
                        Telephone/Telefax: 74217247947
                        Telex:  141118 8PLAW

     If to Seller:      Morbark Northwest, Inc.
                        954 Jackson Highway S.
                        Toledo, WA 98591
                        U.S.A.
                        Telephone:  (206) 864-6004
                        Telefax:    (206) 864-6002

                              ARTICLE XV

                               Survival
                               --------

     All representations, covenants and agreements contained herein shall survive the termination of this Contract to the extent required for the full observance and performance.

                              ARTICLE XVI

                           Complete Agreement
                           ------------------

     This Contract, including the annexes hereto, constitutes the entire agreement between the parties with respect to the subject matter hereof. All prior agreements, representations, statements, negotiations and undertakings, whether oral or written, are superseded hereby.

                              ARTICLE XVII

                    Counterparts and Effective Date
                    -------------------------------

     This Contract is made in three (3) uniform copies in English, one copy for each party. This Contract may be executed in one or more counterparts or in facsimile counterparts. Each such counterpart shall be deemed to be an original copy of this Contract and all such counterparts shall be deemed to one and the same Contract. This Contract is executed and effective as of the ____ day of _____________, 1994.

                                SELLER

                                MORBARK NORTHWEST, INC.


                                By:  /s/ Don Revelle
                                     ---------------------------
                                     Don Revelle
                                     Manager

                                    PAYOR

                                    THE PIONEER GROUP, INC.


                                    By:  /s/ John F. Lawlor
                                         ------------------------------
                                         John F. Lawlor
                                    Vice President

                                    BUYER

                                    JOINT-STOCK COMPANY "FOREST-STARMA"


                                     By:
                                         ------------------------------
                                         Anatoly Khomchenko
                                         President


                                     By:
                                         ------------------------------
                                         Pavel Grinjaev
                                         Deputy President


                                     By:
                                         ------------------------------
                                         Nina Dronova
                                         Chief Accountant

                              ANNEX A

                           PRICE SUMMARY


Machines and Parts                          U.S. Dollars
------------------                          ------------
As per Annex B                              $629,810

Cold weather package, as                    To be invoiced per
Article I(3)                                 separately

Total Price FOB, Tacoma,
  Washington, Dockside                      $629,810

Commissioning and Operator Training         To Be Invoiced
-----------------------------------         Separately
As per Annex E
                                            /s/ Don Revelle


                                ANNEX B

Machines and Parts                          U.S. Dollars
------------------                          ------------
Two (2) New Timbco T-445 Feller
Bunchers equipped complete as
follows:  Caterpillar 330 Undercarriage
w/24" single bar Grousers and 2-speed
Travel; Cummins 210HP Diesel, Air
Conditioner w/Heater, 2-cylinder
4-way Hydraulic Leveling, Halogen
Lighting Package, Window Guarding,
Automatic Fire Suppression, Electric
Hydraulic Oil Fill Pump, Radio-Cassette
Player, "Uptime" Kit, Engine Wet Kit,
Ether Starting Aid, Hydraulic Tank Heater
and Quadco 22" disc saw                     $579,810.00
                                            -----------

Two (2) Export Spare Parts Kits             $ 50,000.00
($25,000 each)                              -----------

Cold weather package, as                    To be invoiced per
Article I(3)                                separately

    TOTAL                                   $629,810.00

                                            /s/ Don Revelle

                                ANNEX C

                        Technical Documentation

    Seller shall provide with each machine and at its own expense the following:

    1 -  Service Manual

    1 -  Parts Book

    1 -  Operator's and Maintenance Manual

    1 -  Operation, Lubrication and Maintenance Instructions

    1 -  Set of Instruction Decals installed on each machine

                                                  /s/ Don Revelle

                              ANNEX D

                        Delivery Schedule
                (Subject to Timely Completion of
        Payment Arrangements as Provided in Article V)

                                           Delivery Date FOB
Description                                Tacoma, Washington
-----------                                ------------------
Machines and Parts as per                  Anticipated minimum
  Annex B                                  60 days after execu-
                                           tion of Contract;
                                           may be earlier

                                           /s/ Don Revelle

                                  ANNEX E

                        Technician/Demonstrator Fees


                Description                         Cost
                -----------                         ----
One Technician/Demonstrator                US $500/day from
                                           date of departure
                                           from home base to
                                           date of return.
                                           To be invoiced by
                                           Seller to Payor
                                           separately and
                                           payable by Payor
                                           within 30 days
                                           after receipt of
                                           Seller's invoice

                                           /s/ Don Revelle

                                ANNEX F

     Payor shall pay Seller the total Contract price plus the price of an additional cold weather package as follows:

     (a) DOWN PAYMENT OF 30% OF THE TOTAL CONTRACT PRICE. United States Dollars one hundred eighty-eight thousand nine hundred forty-three (U.S. $188,943), representing 30% of the total Contract price, shall be paid by Payor to Seller by wire transfer within five (5) business days after the execution date of this Contract according to the wiring instructions set forth in Annex G. For funds received, Seller shall provide a signed receipt to Payor as specified in Annex F-1(a).

     (b) BALANCE PAYMENT OF 70% OF THE TOTAL CONTRACT PRICE.
United States Dollars four hundred forty thousand eight hundred sixty-seven (U.S. $440,867), representing 70% of the total Contract price, shall be paid by Payor to Seller under an irrevocable letter of credit to be opened in favor of Seller within thirty (30) days after the execution date of this Contract. This letter of credit shall be issued by State Street Bank and Trust Company, Boston, Massachusetts and advised through Hong Kong Shanghai Bank Corporation, Ltd., Portland Branch (Telex No. 360160; Contact:
Renee Andre; Tel. (503) 299-1156), and shall be valid for shipment and presentation of documents until March 6, 1995. This letter of credit shall be payable at sight upon presentation of the following documents:

         (i)   Commercial invoice in four copies;

        (ii)   Packing list in two copies;

       (iii) Full set of clean truck/inland bills of lading, issued by a common carrier, consigned to Circle International, Inc., transport documents to be marked freight prepaid FOB Tacoma, Washington, dockside, and notify: John F. Lawlor, The Pioneer Group, Inc., 60 State Street, Boston, MA 02109;
               Tel:  617-742-7825; fax: 617-422-4288;

        (iv) Original copy of a Materials Receiving Report, issued by Sea-Pac Services, 6100 West Marginal Way, S.W., Seattle, WA 98106, tel: 206-763-0339 fax:
               206-763-0488, attention Van Carroll or Paul
               Kimball, indicating that all of the Products shipped have been delivered to Circle International, Inc. and that none of the Products shipped have been lost, damaged or destroyed, and

                                                 /s/ Don Revelle

         (v) Original insurance certificate evidencing transport insurance coverage for the Products shipped from the factory to Port of Tacoma, dockside, in the amount of U.S. $1 million, with Morbark Northwest, Inc. designated as the loss payee.

     Payor shall fax Seller the number of the letter of credit, amount and opening date not later than three working days after the opening date of the letter of credit.

     (c) ADDITIONAL COLD WEATHER PACKAGE. The invoice price of an additional cold weather package, as described in Article I(3) of this Contract, shall be paid by Payor to Seller by wire transfer according to the wiring instructions set forth in Annex G within five (5) business days after the later of: (a) the date of receipt by Payor of a faxed copy of the applicable invoice; or (b) the date of receipt by Payor of a faxed copy of a written confirmation from Russ Kallinen of Sea-Pac Services that such additional cold weather package has been installed and is in good working order. For funds received, Seller shall provide a signed receipt to Payor as specified in Annex F-1(a).

     All banking charges incurred by Payor's bank shall be for Payor's account. All banking charges incurred by Seller's bank shall be for Seller's account.

     Notwithstanding any of the foregoing, Buyer and Payor agree:
(1) that the Products shall not be shipped from Tacoma, Washington, to the port of Vanino, Russian Federation or any other destination until the total Contract price and the price of the additional cold weather package have been paid in full in accordance with this Contract; and (2) in the event of any loss of Products during transport from the factory to Port of Tacoma, dockside, Seller, at Payor's request, shall either (a) refund to Payor all amounts paid by Payor to Seller under this Contract up until the time of such loss or (b) provide Buyer with replacement Products within a time frame to be agreed upon between the Parties.

                                                    /s/ Don Revelle

                               ANNEX F-1A

                                Receipt
                                -------

     We hereby confirm having received from _____________ on _____________, 19__ the amount of U.S. dollars _____________
(U.S.$_____________), representing the advance payment of ________________ percent (___ %), under contract among Morbark Northwest, Inc., The Pioneer Group, Inc. and Joint-Stock Company "Forest-Starma", dated __________, 19__.

     Toledo, Washington          Morbark Northwest, Inc.

                                 ___________________________
                                 By: _______________________
                                 Title: ____________________

                                                 /s/ Don Revelle

                               ANNEX G
                               -------

                Wire Transfer Information
                -------------------------
                  First Interstate Bank
                   Eugene Main Branch
                    99 East Broadway
                  Eugene, Oregon 97401
            Please credit to the account of:
                   Pape' Brothers, Inc.
                   Account # 0170000566
                      ABA# 123000123

          Reference:  Morbark Northwest, Inc.

                               /s/ Don Revelle